Exhibit 99.2 Forward-Looking and Other Cautionary Statements This presentation and the remarks made orally contain forward-looking statements. The company does not assume any obligation to revise or update these statements to reflect new information, subsequent events or changes in strategy. Forward-looking statements include statements relating to future developments in our business or expectations for our future financial performance and any statement not involving a historical fact. Forward-looking statements use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. Actual results, performance or events may differ materially from those projected in any forward-looking statement due to, among other things, (i) general economic conditions, particularly economic conditions in our core markets, (ii) performance of financial markets, (iii) the frequency and severity of insured loss events, (iv) the effects of natural or man-made disasters, including pandemic events and specifically the current COVID-19 pandemic event, (v) mortality and morbidity levels, (vi) persistency and lapse levels, (vii) interest rates, (viii) currency exchange rates, (ix) general competitive factors, (x) changes in laws and regulations, such as those relating to Federal taxation, state insurance regulations and NAIC regulations and guidelines, (xi) changes in the policies of governments and/or regulatory authorities, (xii) our ability to successfully manage the separation of our individual life business on the expected timeline and economic terms, (xiii) our ability to realize the expected benefits from the transaction with Allianz Global Investors (“AllianzGI”), and (xiv) our ability to successfully complete the acquisition of Benefitfocus on the expected economic terms or at all. Factors that may cause actual results to differ from those in any forward-looking statement also include those described under “Risk Factors” and “Management’s Discussion and Analysis of Results of Operations and Financial Condition (“MD&A”) – Trends and Uncertainties” in our Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the Securities and Exchange Commission (“SEC”) on February 22, 2022, “Risk Factors” in our Quarterly Report on Form 10-Q for the three months ended June 30, 2022, as filed with the SEC on August 4, 2022, and in our Quarterly Report on Form 10-Q for the three months ended September 30, 2022, to be filed with the SEC on or before November 9, 2022. This presentation and the remarks made orally contain certain non-GAAP financial measures. Non-GAAP measures include Adjusted Operating Earnings, Adjusted Operating Earnings Per Share, Adjusted Operating Margin, and Financial Leverage. Information regarding these and other non-GAAP financial measures, including reconciliations to the most directly comparable GAAP financial measures, is provided in our quarterly earnings press releases and in our quarterly investor supplements, all of which are available at the Investor Relations section of Voya Financial’s website at investors.voya.com. 1

Benefitfocus transaction overview

Accelerates Voya's Health & Wealth Strategy	■ Adds benefits administrative capabilities that simplify the benefits process for employers, health plans and brokers ■ Adds 25 million lives on platform through employer and health plan customers ■ Enables the capability to further integrate Health and Wealth solutions and continue driving improved financial outcomes for our customers
Transaction structure provides favorable terms to Voya's shareholders	■ Voya to acquire 100% of the shares of Benefitfocus, Inc. at $10.50 per share ■ Funding via excess capital, with no debt being raised or assumed in the transaction ■ Immediately cash accretive relative to buybacks, before any future revenue synergies
Approvals and Timing	■ Transaction expected to close in first quarter of 2023, subject to customary closing conditions, including approval by Benefitfocus' shareholders
Adds Talented Team	■ CEO Matt Levin to report directly to CEO-elect Heather Lavallee, with continuity in the Benefitfocus management team and a reaffirmed commitment to Benefitfocus' intermediary relationships ■ Adds talented team of seasoned professionals with significant tenure in the industry

PLAN | INVEST | PROTECT

VOYA FINANCIAL

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Benefitfocus accelerates revenue growth opportunities Deepens adoption of existing solutions by connecting benefits and savings experience allowing employees to make more informed and Deepen existing confident decisions relationships Expands distribution partnerships and adds over 25 million new lives to our platforms Revenue Grow the customer growth base Grows recurring subscription-based revenue streams by leveraging digital capabilities and data insights to meet customer needs through new innovative solutions Expand offerings 3

Benefitfocus at a Glance

Benefitfocus is an industry-leading cloud-based benefits administration technology company that serves employers, health plans and brokers.

COMPANY OVERVIEW

Founded in **2000**

1000+ associates

CLIENTS

25 Million lives on platform

PARTNERS

50+ brokers

100+ carriers

FINANCIALS (FY'21)[1]

$263M revenues



$45M
$40M
$179M
Subscription
Platform
Professional Services

90% recurring revenue

55% non-GAAP gross margin

19% adj. EBITDA margin

SERVICES AND SOLUTIONS

- ✓ Core Benefits Administration
- ✓ Eligibility & Enrollment
- ✓ Compliance Services
- ✓ Data and Insights
- ✓ Employee/Member Engagement
- ✓ Quoting
- ✓ Billing

1. Includes Non-GAAP financial measures. For an explanation of Benefitfocus's use of Non-GAAP financial measures and reconciliations to the most directly comparable GAAP measure, please refer to Benefitfocus's quarterly financial press releases, earnings presentations, and SEC filings.

PLAN | INVEST | PROTECT

VOYA FINANCIAL

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